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                                                                      EXHIBIT 16

June 19, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Dear Sir:

We have read Item 4 included in the Form 8-K dated June 19, 2002 of Connecticut Water Service, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP
--------------------------

Arthur Andersen LLP

cc:      Mr. David C. Benoit
         CFO, Vice President Finance and Accounting
         Connecticut Water Service, Inc.